SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                                November 14, 1997
             ------------------------------------------------------
                Date of Report (Date of earliest event reported)



                               Safety-Kleen Corp.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)





         Wisconsin                    1-8513             39-6090019
-----------------------------      ------------      -------------------
(State or other jurisdiction       (Commission         (IRS Employer
     of incorporation)              File Number)       Identification No.)





                  One Brinckman Way, Elgin, Illinois 60123-7857
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (847) 697-8460
                        ---------------------------------
                         (Registrant's telephone number)

ITEM 5.  OTHER EVENTS.

     On November 14, 1997, the Board of Directors of Safety-Kleen Corp. (the "Company") determined that in light of the public announcement on November 4, 1997 by Laidlaw Environmental Services, Inc. ("LES") that it intends to file documents with the Securities and Exchange Commission with respect to an offer to acquire the common stock of the Company (the "Offer"), it was advisable for the administration of the Rights Agreement dated November 9, 1988, as amended (the "Rights Agreement"), between the Company and the First National Bank of Chicago, as Rights Agent, that the occurrence of the Distribution Date (as defined in the Rights Agreement) as it applies to the Offer be deferred to a later date. Pursuant to a resolution adopted at the November 14, 1997 meeting, the Company's Board of Directors resolved that, for purposes of the Offer, the Distribution Date shall not occur until the earlier of (i) the "Close of Business" (as defined in the Rights Agreement) on the tenth day after the Shares Acquisition Date (as defined in the Rights Agreement) and (ii) the Close of Business on such date on or after November 19, 1997 as may be determined by the Board of Directors of the Company before any Person becomes an Acquiring Person (as defined in the Rights Agreement).

     On November 18, 1997, the Company issued a press release announcing that it filed a lawsuit in Federal District Court for the Northern District of Illinois against LES. The full text of the press release is filed herewith as
Exhibit 99.1, which press release is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)   Exhibits.

           99.1 Press Release issued by Safety-Kleen Corp., dated
                November 18, 1997

                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SAFETY-KLEEN CORP.



                                          /s/ DONALD W. BRINCKMAN
                                          ---------------------------
                                          Donald W. Brinckman
Dated:  November 18, 1997                 Chairman and Chief Executive Officer